Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

THIRD QUARTER FISCAL 2017 RESULTS

ACTON, Mass. (Dec. 6, 2016) – SeaChange International, Inc. (NASDAQ: SEAC) today reported third quarter fiscal 2017 revenue of $20.0 million and U.S. GAAP loss from operations of $8.4 million, or $0.24 per basic share, compared to third quarter fiscal 2016 revenue of $28.7 million and U.S. GAAP loss from operations of $11.8 million, or $0.35 per basic share.

The Company’s U.S. GAAP third quarter fiscal 2017 results included non-GAAP charges of $4.1 million, which consisted primarily of severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and other non-operating expense professional fees, while the third quarter fiscal 2016 results included $12.2 million of similar non-GAAP charges as well as a provision for loss contract of $9.2 million. Non-GAAP loss from operations for the third quarter of fiscal 2017 was $4.3 million, or $0.13 per basic share, compared to the third quarter of fiscal 2016 non-GAAP income from operations of $0.4 million, or $0.01 per diluted share.

For the first nine months of fiscal 2017, the Company posted revenue of $60.0 million and a U.S. GAAP loss from operations of $29.7 million, or $0.85 per basic share compared to revenue of $79.8 million and U.S. GAAP loss from operations of $26.1 million, or $0.78 per basic share in the same prior period. The Company posted a non-GAAP loss from operations for the first nine months of fiscal 2017 of $18.7 million, or $0.54 per basic share compared to a non-GAAP loss from operations of $7.7 million, or $0.23 per basic share for the same period of the prior fiscal year.

“While we are disappointed with our year to date revenue performance, we continue to make good progress with our turnaround efforts and our initiatives to drive costs down and return to profitability and cash flow positive performance,” said Ed Terino, Chief Executive Officer, SeaChange. “During the third quarter we continued to strengthen our sales and engineering organizations, while reducing our cost structure. We remain on track to complete our cost reduction efforts by fiscal year-end that will yield approximately $30 million in annual cost savings. These efforts have already yielded results with increased sales leads, a growing revenue pipeline, and improved product quality. New business in the third quarter included a Latin American video-on-demand and advertising customer upgrade to our Adrenalin and Infusion platforms, as well as our content management system. In North America, we won another new customer for Adrenalin, replacing a video back office competitor in the process. In addition, we are very pleased to welcome Mark Tubinis as Senior Vice President of Engineering & Global Services, and believe that his extensive experience will enhance our ability to optimize quality and product innovation.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “We made substantial progress in improving our working capital management and remain on track to be cash flow positive in the fiscal fourth quarter. Contributing to the improvements in working capital management, we reduced our unbilled receivables in the third quarter, which will provide a positive impact to our cash flow going forward.”

SeaChange ended the third quarter of fiscal 2017 with cash, cash equivalents, restricted cash and marketable securities of approximately $38 million, and no debt outstanding.

Outlook

SeaChange anticipates fourth quarter fiscal 2017 revenue to be in the range of $22 million to $24 million, U.S. GAAP loss from operations to be in the range of $0.13 to $0.18 per basic share, and non-GAAP loss from operations to be in the range of $0.05 to $0.10 per basic share. For full fiscal 2017, SeaChange now anticipates revenue to be in the range of $82 million to $84 million, U.S. GAAP loss from operations to be in the range of $0.99 to $1.04 per basic share, and non-GAAP operating loss to be in the range of $0.60 to $0.65 per basic share.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing and scope of restructuring activities, and stock price fluctuations. The Company has made no provision for restructuring expense in its outlook for the fourth quarter of fiscal 2017.

Conference Call

The Company will host a conference call to discuss its third quarter fiscal 2017 results at 5:00 p.m. ET today, Tuesday, December 6, 2016. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available through December 20, 2016 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1364-9586. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of Pay TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with 23 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, operating loss, cost saving initiatives and related costs savings and other financial matters, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand by one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the Company’s ability to generate sufficient revenues to reduce its losses or regain profitability; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to access sufficient funding to finance desired growth and operations; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party datacenter hosting facilities; the implementation of restructuring programs; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 13, 2016. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	October 31, 2016	January 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$27,484	$58,733
Restricted cash	108	82
Marketable securities	10,270	12,268
Accounts and other receivables, net	25,020	26,331
Unbilled receivables	7,913	10,680
Inventories, net	998	1,682
Asset held for sale	235	—
Prepaid expenses and other current assets	3,374	3,827
Property and equipment, net	12,089	14,129
Goodwill and intangible assets, net	51,074	44,301
Other assets	4,922	5,636

Total assets	$143,487	$177,669

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$17,458	$23,546
Deferred stock consideration	—	3,205
Deferred revenues	13,634	17,410
Deferred tax liabilities and income taxes payable	16,593	1,389
Other long term liabilities	1,255	1,101

Total liabilities	48,940	46,651

Total stockholders’ equity	94,547	131,018

Total liabilities and stockholders’ equity	$143,487	$177,669

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenues:
Products	$3,746	$6,195	$10,481	$16,314
Services	16,215	22,552	49,502	63,481

Total revenues	19,961	28,747	59,983	79,795

Cost of revenues:
Products	1,824	1,528	4,506	4,766
Services	8,036	10,963	27,982	33,829
Provision for loss contract	—	9,162	—	9,162
Amortization of intangible assets	315	184	947	557
Stock-based compensation expense	(26)	33	131	61

Total cost of revenues	10,149	21,870	33,566	48,375

Gross profit	9,812	6,877	26,417	31,420

Operating expenses:
Research and development	7,325	8,273	23,751	26,176
Selling and marketing	3,422	3,965	10,841	11,263
General and administrative	3,673	3,648	11,579	11,446
Amortization of intangible assets	540	1,038	1,572	3,003
Stock-based compensation expense	791	1,104	1,685	2,943
Earn-outs and change in fair value of earn-outs	—	492	249	1,475
Professional fees—other	24	1	328	145
Severance and other restructuring costs	2,373	197	5,991	1,026
Loss on impairment of long-lived assets	99	—	99	—

Total operating expenses	18,247	18,718	56,095	57,477

Loss from operations	(8,435)	(11,841)	(29,678)	(26,057)
Other (expenses) income, net	(67)	38	220	(390)

Loss before income taxes and equity income in earnings of affiliates	(8,502)	(11,803)	(29,458)	(26,447)
Income tax (benefit) provision	(420)	(1,228)	14,415	(1,003)
Equity income in earnings of affiliates, net of tax	—	10	—	27

Net loss	$(8,082)	$(10,565)	$(43,873)	$(25,417)

Net loss per share:
Basic	$(0.23)	$(0.31)	$(1.26)	$(0.76)

Diluted	$(0.23)	$(0.31)	$(1.26)	$(0.76)

Weighted average common shares outstanding:
Basic	35,186	33,636	34,889	33,440

Diluted	35,186	33,636	34,889	33,440

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended October 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(43,873)	$(25,417)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	2,289	2,554
Provision for loss contract	—	9,162
Provision for inventory obsolescence	318	65
Amortization of intangible assets	2,519	3,560
Fair value of acquisition-related contingent consideration	249	1,475
Stock-based compensation expense	1,816	3,004
Deferred income taxes	14,649	(960)
Other	113	61
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	1,987	895
Unbilled receivables	2,913	(5,743)
Inventories	338	(1,207)
Prepaid expenses and other assets	428	(158)
Accounts payable	(2,102)	718
Accrued expenses	(4,942)	(4,056)
Deferred revenues	(3,864)	(2,770)
Other	173	(625)

Total cash used in operating activities	(26,989)	(19,442)

Cash flows from investing activities:
Purchases of property and equipment	(521)	(1,140)
Investment in capitalized software	—	(2,030)
Purchases of marketable securities	(2,252)	(3,005)
Proceeds from sale and maturity of marketable securities	4,249	4,503
Cash paid for acquisition of business, net of cash acquired	(5,243)	(11,686)
Other investing activities	2	453

Total cash used in investing activities	(3,765)	(12,905)

Cash flows from financing activities:
Proceeds from issuance of common stock relating to stock option exercises	64	88
Other financing activities	(4)	—

Total cash provided by financing activities	60	88

Effect of exchange rate changes on cash	(555)	270

Net decrease in cash and cash equivalents	(31,249)	(31,989)

Cash and cash equivalents, beginning of period	58,733	90,019

Cash and cash equivalents, end of period	$27,484	$58,030

Use of Non-GAAP Financial Information

We define non-GAAP (loss) income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating loss plus stock-based compensation expenses, amortization of intangible assets, provision for loss contract, earn-outs and change in fair value of earn-outs, non-operating expense professional fees and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP (loss) income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP (loss) income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered into a fixed-price customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any costs overruns or increases with these vendors resulting in delays or acceptance by our customer. Delays of customer acceptance on this project require us to recognize a loss on this project in the period the determination is made. As a result, we recorded an estimated charge of $9.2 million in the third quarter of fiscal 2016. We believe that the exclusion of this expense allows a comparison of operating results that would otherwise impair comparability between periods.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees—Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table reconciles the Company’s estimated U.S. GAAP loss from operations to the Company’s non-GAAP (loss) income from operations:

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	Three Months Ended October 31, 2016			Three Months Ended October 31, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$3,746	$—	$3,746	$6,195	$—	$6,195
Services	16,215	—	16,215	22,552	—	22,552

Total revenues	19,961	—	19,961	28,747	—	28,747

Cost of revenues:
Products	1,824	—	1,824	1,528	—	1,528
Services	8,036	—	8,036	10,963	—	10,963
Provision for loss contract	—	—	—	9,162	(9,162)	—
Amortization of intangible assets	315	(315)	—	184	(184)	—
Stock-based compensation	(26)	26	—	33	(33)	—

Total cost of revenues	10,149	(289)	9,860	21,870	(9,379)	12,491

Gross profit	9,812	289	10,101	6,877	9,379	16,256

Gross profit percentage	49.2%	1.4%	50.6%	23.9%	32.6%	56.5%
Operating expenses:
Research and development	7,325	—	7,325	8,273	—	8,273
Selling and marketing	3,422	—	3,422	3,965	—	3,965
General and administrative	3,673	—	3,673	3,648	—	3,648
Amortization of intangible assets	540	(540)	—	1,038	(1,038)	—
Stock-based compensation expense	791	(791)	—	1,104	(1,104)	—
Earn-outs and change in fair value of earn-outs	—	—	—	492	(492)	—
Professional fees—other	24	(24)	—	1	(1)	—
Severance and other restructuring costs	2,373	(2,373)	—	197	(197)	—
Loss on impairment of long-lived assets	99	(99)	—	—	—	—

Total operating expenses	18,247	(3,827)	14,420	18,718	(2,832)	15,886

(Loss) income from operations	$(8,435)	$4,116	$(4,319)	$(11,841)	$12,211	$370

(Loss) income from operations percentage	(42.3%)	20.7%	(21.6%)	(41.2%)	42.5%	1.3%
Weighted average common shares outstanding:
Basic	35,186	35,186	35,186	33,636	33,636	33,636

Diluted	35,186	35,209	35,186	33,636	33,835	33,835

Non-GAAP operating (loss) income per share:
Basic	$(0.24)	$0.11	$(0.13)	$(0.35)	$0.36	$0.01

Diluted	$(0.24)	$0.11	$(0.13)	$(0.35)	$0.36	$0.01

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	Nine Months Ended October 31, 2016			Nine Months Ended October 31, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$10,481	$—	$10,481	$16,314	$—	$16,314
Services	49,502	—	49,502	63,481	—	63,481

Total revenues	59,983	—	59,983	79,795	—	79,795

Cost of revenues:
Products	4,506	—	4,506	4,766	—	4,766
Services	27,982	—	27,982	33,829	—	33,829
Provision for loss contract	—	—	—	9,162	(9,162)	—
Amortization of intangible assets	947	(947)	—	557	(557)	—
Stock-based compensation	131	(131)	—	61	(61)	—

Total cost of revenues	33,566	(1,078)	32,488	48,375	(9,780)	38,595

Gross profit	26,417	1,078	27,495	31,420	9,780	41,200

Gross profit percentage	44.0%	1.8%	45.8%	39.4%	12.2%	51.6%
Operating expenses:
Research and development	23,751	—	23,751	26,176	—	26,176
Selling and marketing	10,841	—	10,841	11,263	—	11,263
General and administrative	11,579	—	11,579	11,446	—	11,446
Amortization of intangible assets	1,572	(1,572)	—	3,003	(3,003)	—
Stock-based compensation expense	1,685	(1,685)	—	2,943	(2,943)	—
Earn-outs and change in fair value of earn-outs	249	(249)	—	1,475	(1,475)	—
Professional fees—other	328	(328)	—	145	(145)	—
Severance and other restructuring costs	5,991	(5,991)	—	1,026	(1,026)	—
Loss on impairment of long-lived asset	99	(99)	—	—	—	—

Total operating expenses	56,095	(9,924)	46,171	57,477	(8,592)	48,885

(Loss) income from operations	$(29,678)	$11,002	$(18,676)	$(26,057)	$18,372	$(7,685)

(Loss) income from operations percentage	(49.5%)	18.4%	(31.1%)	(32.7%)	23.1%	(9.6%)
Weighted average common shares outstanding:
Basic	34,889	34,889	34,889	33,440	33,440	33,440

Diluted	34,889	34,955	34,889	33,440	33,615	33,440

Non-GAAP operating (loss) income per share:
Basic	$(0.85)	$0.31	$(0.54)	$(0.78)	$0.55	$(0.23)

Diluted	$(0.85)	$0.31	$(0.54)	$(0.78)	$0.55	$(0.23)

The following table reconciles the Company’s forecasted U.S. GAAP loss from operations to the Company’s forecasted non-GAAP loss from operations for the Company’s fourth fiscal quarter and full fiscal 2017:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands except per share data)

	Three Months Ended January 31, 2017			Twelve Months Ended January 31, 2017
GAAP revenue guidance	$22,000	to	$24,000	$82,000	to	$84,000
GAAP loss from operations per basic share	$(0.18)		$(0.13)	$(1.04)		$(0.99)
Exclude stock compensation expense	0.03		0.03	0.08		0.08
Exclude amortization of intangible assets	0.02		0.02	0.09		0.09
Exclude earnouts	—		—	0.01		0.01
Exclude professional fees associated with divestitures	—		—	0.01		0.01
Exclude restructuring costs	0.03		0.03	0.20		0.20

Non-GAAP loss from operations per basic share	$(0.10)		$(0.05)	$(0.65)		$(0.60)

SeaChange International, Inc.

Supplemental Schedule—Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Product Revenues:
Video Platform	$1,797	$3,051	$6,148	$8,222
Advertising	98	650	219	987
User Experience	189	168	481	53
Hardware	1,209	2,146	2,141	5,741
Third-party Products	453	180	1,492	1,311

Total Product Revenues	3,746	6,195	10,481	16,314

Service Revenues:
Maintenance and Support	8,768	10,724	27,521	30,289
SaaS	692	1,967	2,487	3,280
Professional Services—Video Platform	5,206	8,063	15,571	18,500
User Experience	1,549	1,798	3,923	11,412

Total Service Revenues	16,215	22,552	49,502	63,481

Total Revenues	$19,961	$28,747	$59,983	$79,795